Exhibit 10.27

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS (I) NOT MATERIAL AND (II) OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

November 15, 2024 Aldeyra Therapeutics, Inc.

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

Re: Aldeyra and Reproxalap commercialization funding and option period extension

To Whom It May Concern:

This letter seeks to amend certain terms of the Exclusive Option Agreement (the “Option Agreement”) entered into by Aldeyra Therapeutics, Inc. (“Aldeyra”) and AbbVie, Inc. (“AbbVie”) on October 31, 2023, related to the Option Period and the Parties’ respective actions during the Option Period to prepare for the commercialization of reproxalap. Capitalized terms used in this letter but not defined herein have the meanings provided in the Option Agreement and, unless otherwise set forth herein, cross references to Sections are to Sections of the Option Agreement.

Notwithstanding anything to the contrary under Section 1.3, AbbVie and Aldeyra hereby extend the Exercise Period to ten (10) business days after FDA Approval; provided that if at any time during the Option Period AbbVie internal governance determines that it will not exercise the Option, AbbVie shall provide Aldeyra with written notice thereof no more than thirty (30) days after making such determination but in all cases prior to making a public disclosure thereof. The Parties acknowledge that AbbVie has paid the Option Extension Fee pursuant to Section 2.3 and as described in Section 1.3.

Following the date of Aldeyra’s countersignature below and during the remainder of the Option Period, Aldeyra agrees to conduct certain activities to prepare for the launch of the Initial Licensed Compound (as defined in the License Agreement) (the “Launch Activities”). Aldeyra shall maintain an accounting of the costs it incurs to perform the Launch Activities (“Launch Activities Costs”); provided that Aldeyra shall not incur Launch Activity Costs in excess of $****, without AbbVie’s approval. Upon delivery of the Option Exercise Notice and entry into the License Agreement, the Parties agree that the Launch Activities Costs will be deemed Allowable Expenses (as defined in the License Agreement) and included in the first calculation of Net Profits and Net Losses (each as defined in the License Agreement) in accordance with Sections 6.3 and 6.4 of the License Agreement. In the event that AbbVie does not deliver an Option Exercise Notice prior to the expiration of the Exercise Period and the Parties do not execute the License Agreement, Aldeyra will remain solely responsible for the Launch Activities Costs.

Aldeyra also hereby authorizes AbbVie to apply for the National Drug Code in the United States for Initial Licensed Compound during the Option Period.

Except as explicitly stated herein, nothing in this letter modifies any Party’s rights or obligations pursuant to the Option Agreement. The Parties agree that disputes related to this letter will be governed by the provisions of Section 8.1. This letter will not take effect until signed by AbbVie and Aldeyra.

If Aldeyra agrees to the terms and conditions set forth in this letter, please return a countersigned copy to AbbVie. If you have any questions regarding this letter, please contact ****, at ****.

Sincerely,

Agreed:

AbbVie Inc. Aldeyra Therapeutics, Inc.

Name: Jonathan Kern Name: Todd Brady

Signature: /s/ Jonathan Kern Signature: /s/ Todd Brady

Title: VP, Global Alliances Title: Chief Executive Officer